UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2012 (January 7, 2012)

CELL THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Washington	001-12465	91-1533912
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Elliott Avenue West, Suite 400 Seattle, Washington		98119
(Address of Principal Executive Offices)		(Zip Code)

(206) 282-7100

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

On January 7, 2012, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Cell Therapeutics, Inc. (the “Company”) approved cash incentive awards for 2011 for each of the Company’s named executive officers in the following amounts:

Name and Principal Position	2011 Bonus
James A. Bianco, M.D. Chief Executive Officer	$617,500
Craig W. Philips President	$341,700
Louis A. Bianco Executive Vice President, Finance and Administration	$242,550
Jack W. Singer, M.D. Executive Vice President, Chief Medical Officer	$204,000
Daniel G. Eramian Executive Vice President, Corporate Communications	$226,800

Also on January 7, 2012, the Compensation Committee approved a special bonus of $50,000 to each of Louis A. Bianco and Dr. Jack W. Singer, co-founders of the Company along with Dr. Bianco, to recognize their 20 years of continuous service with the Company since its inception.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CELL THERAPEUTICS, INC. (Registrant)

	By:	/s/ James A. Bianco, M.D.
Date: January 12, 2012		James A. Bianco, M.D.
Chief Executive Officer